Exhibit 32.1

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Christopher Darnell, Chief Executive Officer, President, and Chairman of Africa Growth Corporation, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report on Form 10-Q for the period ended June 30, 2017.

The undersigned certifies that the above annual report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above quarterly report fairly presents, in all respects, the financial condition of Africa Growth Corporation and results of its operations.

Date: August 21, 2017

/s/ Christopher Darnell
Christopher Darnell
Chief Executive Officer, President, and Chairman